SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549





                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





                               NOVEMBER 13, 1995
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                             CARDINAL HEALTH, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)






                OHIO                 0-12591              31-0958666
           (STATE OR OTHER         (COMMISSION           (IRS EMPLOYER
           JURISDICTION OF         FILE NUMBER)       IDENTIFICATION NO.)
           INCORPORATION)


         655 METRO PLACE SOUTH, SUITE 925, DUBLIN, OHIO      43017
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP CODE)



                                  (614) 761-8700
               (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)







         ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
         -------   ------------------------------------

                   At a special meeting of stockholders held on November 13, 1995, the stockholders of Medicine Shoppe International, Inc., a Delaware corporation ("MSI"), voted upon and approved and adopted an Agreement and Plan of Merger, dated as of August 26, 1995 (the "Merger Agreement"), by and among MSI, Cardinal Health, Inc., an Ohio corporation ("Cardinal"), and Arch Merger Corp., a Delaware corporation and a wholly owned subsidiary of Cardinal ("Subcorp").
         Pursuant to the Merger Agreement, Subcorp was merged with and into MSI (the "Merger"), and each share of MSI common stock, $0.01 par value ("MSI Common Stock"), was converted into .8289 of a share of Cardinal common stock, without par value ("Cardinal Common Shares"), with cash in lieu of fractional shares. It is anticipated that approximately 6,547,843 Cardinal Common
         Shares will be issued pursuant to the Merger to former stockholders of MSI, inclusive of shares issuable upon exercise of options to purchase Cardinal Common Shares into which outstanding options to purchase MSI Common Stock were converted in the Merger. The Merger became effective at 5:00 p.m. on November 13, 1995. As a result of the Merger, MSI became a wholly owned subsidiary of Cardinal.

                   MSI is the largest franchisor of independent retail pharmacies in the United States. As of June 30, 1995, MSI had 987 franchisee locations operating in 46 states, and also had franchisees operating 109 pharmacies in seven foreign countries. Approximately 94% of the sales from MSI's apothecary-style pharmacies is derived from the sale of prescription drugs and substantially all franchises are owned and operated by pharmacists. MSI provides the pharmacist/ franchisee with a comprehensive system of programs including business training, site location, store design, financing, marketing, advertising, purchasing, managed care, information management, education and other support programs designed to help the franchisee build a successful business.

                   Additional information concerning the Merger and the transactions related thereto is contained in Cardinal's Registration Statement on Form S-4 (Registration Number 33-63283) filed with the Securities and Exchange Commission (the "Commission") on October 10, 1995 and declared effective by the Commission on October 11, 1995.










         ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         -------   INFORMATION AND EXHIBITS
                   -----------------------------------------

         (a)  Financial Statements of Medicine Shoppe International,
              Inc.
              -----------------------------------------------------

              (i)       Report of Independent Public Accountants


              (ii) Statements of Earnings for the three fiscal years ended September 30, 1994

              (iii)     Balance Sheets as of September 30, 1994 and
                        September 30, 1993

              (iv) Statements of Cash Flows for the three fiscal years ended September 30, 1994

              (v) Statements of Stockholders' Equity for the three fiscal years ended September 30, 1994

              (vi)      Notes to Financial Statements

              The above financial statements and report are set forth as Annex A hereto and are incorporated herein by this reference.

         (b)  Pro Forma Financial Information
              -------------------------------

              (i) Unaudited Pro Forma Combined Balance Sheet combining the consolidated balance sheet of Cardinal Health, Inc. as of June 30, 1995 with the balance sheet of Medicine Shoppe
                        International, Inc. as of June 30, 1995

              (ii) Unaudited Pro Forma Combined Statements of Earnings combining the consolidated statements of earnings of Cardinal Health, Inc. for the fiscal years ended June 30, 1995, June 30, 1994 and March 31, 1993 with the statements of earnings of Medicine Shoppe International, Inc. for the twelve month periods ended June 30, 1995, June 30, 1994 and March 31, 1993

              (iii)     Notes to Pro Forma Combined Financial
                        Information

              The above pro forma financial information is set forth as Annex B hereto and is incorporated herein by this reference.

         (c)  Exhibits
              --------

              None.








                                                               ANNEX A


         REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

         To Medicine Shoppe International, Inc.

                   We have audited the accompanying balance sheets of MEDICINE SHOPPE INTERNATIONAL, INC. (a Delaware corporation), as of September 30, 1994, and 1993, and the related statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medicine Shoppe International, Inc., as of September 30, 1994 and 1993, and the results of its operations and cash flows for each of the three years in the period ended September 30, 1994, in conformity with generally accepted accounting principles.


                                       ARTHUR ANDERSEN LLP


         November 4, 1994
         St. Louis, Missouri












         Medicine Shoppe International, Inc.
         Statements of Earnings


                                             Fiscal Years Ending September 30,
                                              1994          1993          1992
                                             -----          ----          ----
         Total Sales Reported by
           Domestic and International
           Pharmacies (Unaudited)        $851,457,000  $764,684,000  $698,230,000
                                         ============  ============  ============
         REVENUES AND EXPENSES

         Revenues:
           Sales to Franchisees          $ 10,685,350   $ 8,617,312   $ 8,371,176
           Franchise fees                  34,734,621    31,513,505    28,935,285
           Origination fees                 1,358,137     1,005,201     1,020,000
           Interest income on
             financing and other
             revenues                       3,784,636     3,422,691     3,062,661
                                         ------------   -----------   -----------
                                           50,562,744    44,558,709    41,389,122
                                         ------------   -----------   -----------
         Costs and Expenses:
           Cost of sales to Franchisees     9,011,726     7,154,269     7,133,464
           Selling, general & adminis-
             trative                       19,792,433    18,325,630    17,528,930
                                         ------------   -----------   -----------
                                           28,804,159    25,479,899    24,662,394
                                         ------------   -----------   -----------
             Earnings from operations      21,758,585    19,078,810    16,726,728
                                         ------------   -----------   -----------
         Income on Investments                741,000       706,702     1,162,002
                                         ------------   -----------   -----------
             Earnings before taxes         22,499,585    19,785,512    17,888,730
                                         ------------   -----------   -----------
         Income Tax Provision               8,033,000     6,871,000     6,021,000
                                         ------------   -----------   -----------
         Net Earnings                    $ 14,466,585   $12,914,512   $11,867,730
                                         ============   ===========   ===========
         Earnings Per Share              $       1.84   $      1.62   $      1.46
                                         ============   ===========   ===========
         Average Shares Outstanding         7,875,921     7,976,490     8,153,871
                                         ============   ===========   ===========








         See Accompanying Notes to Financial Statements.





         Medicine Shoppe International, Inc.
         Balance Sheets


         ASSETS
                                                     As of September 30,
                                                   1994               1993
                                                   ----               ----
         Current Assets:
           Cash and cash equivalents          $ 5,989,274        $ 1,500,258
           Short-term investments              10,064,000          9,722,268
           Accrued investment income
             receivable                           246,000            221,935
           Accounts receivable, net             9,741,426         10,607,978
           Notes and accrued interest
             receivable, net                    4,647,824          4,753,377
           Other current assets                 2,105,651          1,736,268
                                              -----------        -----------
             Total Current Assets              32,794,175         28,542,084
                                              -----------        -----------
         Other Assets:
           Long-term investments                7,078,000          6,400,335
           Finance notes and accrued
             interest receivable, net          32,981,110         28,080,381
           Investment in pharmacies             5,456,092          5,542,831
           Deferred income tax benefit          1,404,000          1,161,410
           Other assets                         1,478,367          1,464,415
                                              -----------        -----------
             Total Other Assets                48,397,569         42,649,372
                                              -----------        -----------
         Property and Equipment, at cost:
           Furniture and equipment              4,851,525          4,518,108
           Leasehold improvements                 548,437            524,946
                                              -----------        -----------
                                                5,399,962          5,043,054
           Less -- Accumulated depreciation
              and amortization                 (3,712,334)        (3,299,904)
                                              -----------        -----------
             Net Property and Equipment         1,687,628          1,743,150
                                              -----------        -----------
               Total Assets                   $82,879,372        $72,934,606
                                              ===========        ===========












         See Accompanying Notes to Financial Statements.






         Medicine Shoppe International, Inc.
         Balance Sheets


         LIABILITIES AND STOCKHOLDERS' EQUITY

                                                   As of September 30,
                                               1994               1993
                                               ----               -----
         Current Liabilities:
            Accounts payable               $ 1,850,999        $ 1,395,618
            Accrued income taxes               566,000            544,000
            Other accrued expenses           1,552,524          1,157,621
                                           -----------        -----------
              Total Current Liabilities      3,969,523          3,097,239
                                           -----------        -----------

         Deferred Origination Fee Income,
            net of related direct expenses
            incurred to date of $1,220,884
            and $1,268,439, respectively       940,185            719,314
                                           -----------        -----------
         Stockholders' Equity:
            Common stock -- $.01 par value,
              10,000,000 shares authorized;
              7,851,432 and 7,934,397 shares
              issued and outstanding,
              respectively                      78,514             79,344
            Paid-in capital                 14,047,328         13,649,035
            Retained earnings               63,843,822         55,389,674
                                           -----------        -----------
              Total Stockholders' Equity    77,969,664         69,118,053
                                           -----------        -----------
              Total Liabilities and Stock-
                holders' Equity            $82,879,372        $72,934,606
                                           ===========        ===========















         See Accompanying Notes to Financial Statements.






   Medicine Shoppe International, Inc.
   Statements of Cash Flows


                                              Fiscal Years Ending September 30,
                                                1994        1993        1992
                                                ----        ----        ----
   CASH FLOWS FROM OPERATING ACTIVITIES:
   -------------------------------------

   Net earnings                            $14,466,585 $12,914,512  $11,867,730
   Adjustments to reconcile net earnings
     to net cash provided (required)
     by operations:
     Depreciation and amortization             637,574     637,624      575,530
     Deferred origination fee income, net      220,871     432,763       (1,819)
     Deferred income taxes                    (242,590)   (220,000)    (224,000)
   Changes in:
     Accounts and investment income
       receivable                              842,487  (1,398,574)    (244,088)
     Finance notes and accrued interest
       receivable                           (4,795,176) (3,789,314)  (7,136,528)
     Accounts payable                          455,381    (103,511)    (145,384)
     Income taxes                               22,000    (960,410)     (48,000)
     Other current assets                     (369,383)    234,984          336
     Other current liabilities                 394,903      94,720     (125,900)
   Net cash provided by operating          -----------  ----------   ----------
     activities                             11,632,652   7,842,794    4,517,877
                                           -----------  ----------   ----------
   CASH FLOWS FROM INVESTING ACTIVITIES:
   -------------------------------------
   Proceeds from sale/maturity of
     investments                            10,499,078  11,698,311   15,504,551
   Purchase of investments                 (11,518,475) (9,482,782) (16,778,801)
   Acquisition of Dayton, Ohio,
     pharmacies                                 --      (2,437,575)     --
   Change in net investment in pharmacies       86,739  (1,244,472)     199,156
   Acquisition of system rights                 --      (1,041,598)     --
   Additions to property and equipment        (546,293)   (318,703)    (373,721)
   Other                                       (49,711)    (40,256)      36,369
   Net cash required by investing          -----------  ----------  -----------
     activities                             (1,528,662) (2,867,075)  (1,412,446)
                                           -----------  ----------  -----------
   CASH FLOWS FROM FINANCING ACTIVITIES:
   -------------------------------------

   Repurchase of common stock               (2,423,342) (4,869,018)  (1,272,500)
   Dividends paid                           (3,781,130) (3,508,967)  (2,939,996)
   Proceeds from exercise of common
     stock options                             589,498     482,013      311,387
   Net cash required by financing          -----------  ----------  -----------
     activities                             (5,614,974) (7,895,972)  (3,901,109)
                                           -----------  ---------- ------------
   Net change in cash and cash
     equivalents                             4,489,016  (2,920,253)    (795,678)
   Cash and cash equivalents at
     beginning of period                     1,500,258   4,420,511    5,216,189
   Cash and cash equivalents at end       ------------ -----------   ----------
     of period                              $5,989,274  $1,500,258   $4,420,511
                                          ============  ==========   ==========
   Supplemental disclosures:
     Cash paid during the period
       for income taxes                     $8,381,000  $7,518,000   $6,426,000
                                          ============  ==========   ==========

   See Accompanying Notes to Financial Statements.




   Medicine Shoppe International, Inc.
   Statements of Stockholders' Equity


                                Common      Paid-In    Retained   Stockholders'
                                Stock       Capital    Earnings       Equity
                                ------      -------    --------   -------------
   Balance, September 30, 1991  $81,559   $13,306,433 $42,744,900  $56,132,892
   Proceeds from 17,747 shares
     of stock options exercised    177        311,210      --          311,387
   Purchase of 158,000 shares
     at cost                     (1,580)     (262,581) (3,593,593)  (3,857,754)
   Dividends paid                 --           --      (2,939,996)  (2,939,996)
   Net earnings for 1992          --           --      11,867,730   11,867,730
                               --------   -----------  ----------  -----------
   Balance, September 30, 1992   80,156    13,355,062  48,079,041   61,514,259
   Proceeds from 29,797 shares
     of stock options
     exercised                      298       481,715     --           482,013
   Purchase of 111,000 shares
     at cost                     (1,110)     (187,742) (2,094,912)  (2,283,764)
   Dividends paid                 --           --      (3,508,967)  (3,508,967)
   Net earnings for 1993          --           --      12,914,512   12,914,512
                               --------   -----------  ----------   ----------
   Balance, September 30, 1993   79,344    13,649,035  55,389,674   69,118,053
   Proceeds from 27,835 shares
     of stock options exercised     278       589,220      --          589,498
   Purchase of 110,800 shares
     at cost                     (1,108)     (190,927) (2,231,307)  (2,423,342)
   Dividends paid                 --          --       (3,781,130)  (3,781,130)
   Net earnings for 1994          --          --       14,466,585   14,466,585
                               --------   ----------- -----------  -----------
   Balance, September 30, 1994 $ 78,514   $14,047,328 $63,843,822  $77,969,664
                               ========   =========== ===========  ===========


   See Accompanying Notes to Financial Statements.






















         Medicine Shoppe International, Inc.
         Notes to Financial Statements


         NOTE 1, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         INCOME RECOGNITION:

                   Franchise fees, representing monthly fees based upon Franchisees' sales, are recognized on a current basis.

                   Origination fees, representing revenue and related direct expenses for a franchise, are deferred until the new store is opened. Master franchise origination fees are recognized as income when all significant conditions relating to the agreement have been satisfied by Medicine Shoppe International, Inc. (MSI).


         CASH EQUIVALENTS:

                   Cash equivalents consist of money market funds and are stated at cost which approximates market.


         ALLOWANCE FOR DOUBTFUL ACCOUNTS AND NOTES:

                   MSI maintains reserves for accounts and notes receivable which may not be ultimately collected. The balance maintained is based upon historical collection experience, current aging of amounts due and specific evaluations of the collectibility of individual balances. Individual accounts and notes are written off against the reserve when they are deemed to be uncollectible.


         INVENTORIES:

                   Inventories, which are included in other current assets, consist of supplies, promotional items, and non-prescription medications which are distributed or sold to Franchisees, and are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. The amount of inventory on hand as of the end of fiscal year 1994 and 1993 was $1,820,000 and $1,110,000, respectively.


         INVESTMENTS:

                   Investments are stated at cost, adjusted for discount accretion and premium amortization. 59% of the portfolio will mature within one year. Due to the short-term nature of the portfolio, the difference between cost and market is not material. As of September 30, 1994, predominantly all short and long-term investments were in municipal bonds.




         Medicine Shoppe International, Inc.
         Notes to Financial Statements


                   The Financial Accounting Standards Board issued a new standard of accounting and reporting for certain investments in debt and equity securities (SFAS No. 115). MSI will adopt the new accounting and disclosure rules of SFAS No. 115 beginning in fiscal 1995 which requires, among other things, that securities be classified based upon MSI's intentions with respect to the ultimate disposition of the security and its ability to effect those intentions. Adoption of the standard is not expected to materially impact net earnings or financial position.


         DEPRECIATION AND AMORTIZATION:

                   Depreciation is provided using the straight-line method over the estimated useful lives of the property.

                   Amortization of leasehold improvements is provided using the straight-line method over the estimated useful lives of the improvements or the term of the lease.


         SEGMENT INFORMATION:

                   MSI operates its business in a single business segment, which is franchising. MSI provides various services, including financing, to its Franchisees; all of these services are for the sole purpose of maintaining and enhancing the quality of existing Franchisees or developing and expanding new franchise business.


         EARNINGS PER SHARE:

                   Earnings per share are computed by dividing net earnings by the weighted average shares outstanding during the year. Earnings per share assuming full dilution have not been shown as there would be no material dilution.


         FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND
         CONCENTRATIONS OF CREDIT RISK:

                   MSI's concentrations of credit risk relate primarily to cash equivalents, investments and accounts and notes receivable. MSI's cash equivalents consist primarily of temporary investments of less than 90 days that are maintained at national and regional brokerage houses that MSI uses for its investments. Investments are primarily municipal bond securities of state and local governments. Since the investments are spread among various municipalities throughout




         Medicine Shoppe International, Inc.
         Notes to Financial Statements


         the United States and the securities must be of high investment quality, MSI's concentration of credit risk is limited.

                   The accounts and notes receivable are primarily with MSI Franchisees. Due to MSI's credit evaluation process (the geographical dispersion of its Franchisees and the evidence of secured collateral), concentrations of credit risk are limited.


         NOTE 2, RECEIVABLES

                   MSI has a program to provide financing to selected Franchisees primarily for acquisition and conversion costs other than the origination fee. Such amounts are normally repayable in seven to ten years at an interest rate which fluctuates with the prime rate. A substantial portion of the notes are secured by personal and real property and fixtures of the Franchisees and third-party guarantors. At September 30, 1994, MSI has committed to provide approximately $2,800,000 for additional financial assistance to future Franchisees.

                   Accounts receivable primarily include monthly franchise fees and receivables related to product sales due from Franchisees.

                                                   1994          1993
                                                   ----          ----
         SUMMARY OF RECEIVABLES:

              Accounts receivable              $10,596,426   $11,444,978
              Less reserve for
                uncollectible accounts            (855,000)     (837,000)
                                               -----------   -----------

                   Accounts receivable, net    $ 9,741,426   $10,607,978
                                               ===========   ===========

              Finance notes and accrued
                interest receivable            $38,817,934   $33,889,758
              Less reserve for
                uncollectible notes             (1,189,000)   (1,056,000)
              Net finance notes receivable     -----------   -----------
                and accrued interest            37,628,934    32,833,758
              Less current portion              (4,647,824)   (4,753,377)
                                               -----------   -----------

                   Finance notes and accrued
                     interest receivable, net  $32,981,110   $28,080,381
                                               ===========   ===========






         Medicine Shoppe International, Inc.
         Notes to Financial Statements


         NOTE 3, LEASES

                   MSI leases its headquarters facility under a non-cancellable lease expiring January 1998, with an option for an additional five years. Additionally, MSI leases retail space during the time it operates pharmacies until they can be resold and franchised. Rent expense charged to operations was approximately $1,028,000 in fiscal 1994, $992,000 in fiscal 1993, and $779,000 in fiscal 1992. The following is a schedule of future minimum rental payments required under all operating leases as of September 30, 1994.


         SCHEDULED MINIMUM RENTAL PAYMENTS
         FISCAL YEARS ENDING SEPTEMBER 30,

                                                       Total
                                                       -----
                   1995                             $1,136,000
                   1996                              1,155,000
                   1997                              1,142,000
                   1998                                356,000
                   1999                                      0
                   Thereafter                                0
                                                    ----------
                        Total                        3,789,000
                   Less:  Minimum
                     sublease payments                 (17,000)
                                                    ----------
                   Total minimum
                     lease payments required        $3,772,000
                                                    ==========

         NOTE 4, INCOME TAXES

                   In October 1993, MSI adopted Financial Accounting Standards Board (FASB) Statement No. 109, Accounting for Income Taxes. The adoption, which was made prospectively, had no material impact on current period net earnings or financial position.














         Medicine Shoppe International, Inc.
         Notes to Financial Statements


                   The provision for income taxes for the fiscal years ending September 30 consist of:

         PROVISION FOR INCOME TAXES

                                      1994         1993        1992
                                      ----         ----        ----
         Current:
              Federal             $7,684,000   $6,749,000   $5,843,000
              State                  591,000      342,000      402,000

         Deferred                   (242,000)    (220,000)    (224,000)
                                  ----------   ----------   ----------
              Total               $8,033,000   $6,871,000   $6,021,000
                                  ==========   ==========   ==========

                   Reconciliation between statutory income tax rate and effective tax rate is summarized below:



         RECONCILIATION OF EFFECTIVE TAX RATE

                                         1994         1993        1992
                                         ----         ----        ----
         Statutory Federal income
           tax rate                     35.0%        34.8%        34.0%
         State taxes, net of
           Federal benefit               1.7          1.1          1.5
         Interest income not subject
           to Federal income taxes      (1.0)        (1.2)        (1.8)
                                       -----        -----        -----
              Total                     35.7%        34.7%        33.7%
                                       ======       ======       ======

                   Under FASB Statement No. 109, certain of MSI's revenues and expenses are recognized in different periods for income tax and financial statement reporting purposes. These temporary differences, using the tax rates expected to be in effect for the years in which these differences reverse, give rise to deferred tax assets and deferred tax liabilities. The components of MSI's net deferred tax asset for 1994 were as follows:










         Medicine Shoppe International, Inc.
         Notes to Financial Statements


                                          September 30, 1994
                                          ------------------

              Franchisee Award Program       $1,067,000
              Reserves & allowances             730,000
              Depreciation & amortization      (256,000)
              Deferred income & expenses       (137,000)
                                             ----------
               Net deferred tax assets       $1,404,000
                                             ==========

         NOTE 5, STOCK OPTIONS

                   In 1990 MSI adopted an Employee Incentive Stock Option Plan (the "1990 Plan"), whereby MSI may grant options to purchase 200,000 shares of common stock to directors, officers and employees of MSI in the form of incentive or non-qualified stock options. The 1990 Plan supplements the previous Employee Stock Option Plan which permitted MSI to issue only incentive stock options to officers and key employees.

                   Both Plans are administered by the Compensation Committee of the Board of Directors. Stock options are granted at no less than their fair market value at the date of the grant.

                   The exercise price of non-qualified stock options under the 1990 Plan is set by the Compensation Committee. Options that have been granted under both Plans become exercisable ratably over a four year period beginning one year from date of grant and expire after five years. None of the options granted under the Plans have reached the expiration date before being exercised.

                   Information regarding MSI's stock option plans is summarized below:

                                                  Price Range    1994
                                                  -----------    ----
                   Outstanding, Beginning of year $27.25-17.50  145,774
                   Granted                        $26.00-21.00   28,650
                   Cancelled                      $27.25-22.50   (3,950)
                   Exercised                      $22.88-17.50  (27,835)
                                                                -------
                   Outstanding, End of year       $27.00-19.25  142,639
                                                                =======
                   At September 30, 1994
                     Exercisable                                 54,114
                     Available for future grants                 64,125





         Medicine Shoppe International, Inc.
         Notes to Financial Statements


         NOTE 6, EMPLOYEE PROFIT SHARING PLAN

                   MSI has a 401(k) profit sharing plan that covers substantially all eligible full-time employees. MSI, at the option of the Board of Directors, can contribute funds on behalf of the employees. MSI's expense for the Plan in fiscal 1994, fiscal 1993 and fiscal 1992 was $136,000, $124,000 and
         $104,000, respectively.

                   In 1994, the Board of Directors of MSI adopted the Medicine Shoppe International, Inc. Executive Choice Plan, a long term incentive program for executives of MSI, and directed that the Plan be submitted to stockholders of MSI for their approval. The Plan will be effective only if a majority of the outstanding shares of common stock approve the Plan at the Annual Meeting in February 1995. The Plan is intended to be an incentive to key employees of MSI as designated by the Compensation Committee of the Board of Directors by providing them the opportunity to obtain or increase a proprietary interest in MSI inherent in common stock ownership and the opportunity to receive supplemental retirement income.


         NOTE 7, TRANSACTIONS WITH RELATED PARTIES

                   MSI pays consulting fees of $35,000 per year to a corporation which employs certain director/stockholders of MSI in exchange for medical consulting services regarding the needs and desires of the medical community and their patients.

                   On December 31, 1992, MSI acquired the assets of Medicine Shoppes of St. Louis for approximately $1 million.
         The assets included one Medicine Shoppe Pharmacy, the license rights to six Medicine Shoppe Pharmacies, and the current and future rights, title and interest in certain pharmacy operating systems. Medicine Shoppes of St. Louis, Inc., was controlled by certain director/shareholders of MSI.


         NOTE 8, PHARMACIES ACQUIRED FOR RESALE AND FRANCHISING

                   MSI temporarily acquires and operates certain pharmacies for resale and franchising. During fiscal 1993, MSI acquired eight apothecary-type retail pharmacies in the Dayton, Ohio, area for approximately $2.4 million. As of September 30, 1994, eleven pharmacies were operated by MSI. During fiscal 1994, one pharmacy previously acquired had been sold and refranchised; four units were closed. The operation of these stores are accounted for as part of the selling, general and administrative expenses.





         Medicine Shoppe International, Inc.
         Notes to Financial Statements


         NOTE 9, ACCRUED LIABILITIES

                                                        1994        1993
                                                  ----------  ----------
         Accrued Bonuses payable                  $  703,000  $  424,000
         Franchise Award Program                     550,000     454,000
         Other                                       299,524     279,621
                                                  ----------  ----------
                                                  $1,552,524  $1,157,621
                                                  ==========  ==========

















































                                                               ANNEX B


               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

              The following unaudited pro forma combined financial in-formation should be read in conjunction with the financial statements, including the notes thereto, of Cardinal and MSI. The pro forma information is presented for illustration purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated in accordance with the assumptions set forth below, nor is it necessarily indicative of future operating results or financial position.














































                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

              The following unaudited pro forma combined balance sheet presents, under the pooling-of-interests accounting method, the consolidated balance sheet of Cardinal as of June 30, 1995 combined with the balance sheet of MSI as of June 30, 1995.

                                      Cardinal     MSI        Pro         Pro
                                      June 30,  June 30,     Forma       Forma
                                        1995       1995   Adjustments  Balances
                                     ---------- --------- -----------  --------
                                                     (In thousands)
    ASSETS:
      Current assets:
        Cash and equivalents and
          marketable securities
          available for sale.......  $   63,195  $20,025              $  83,220
        Trade receivables..........     516,262   15,608                531,870
        Merchandise inventories....   1,071,811                       1,071,811
        Prepaid expenses and other.      23,446    2,026                 25,472
                                     ----------  -------             ----------
          Total current assets.....   1,674,714   37,659              1,712,373
                                     ----------  -------             ----------

      Long-term investments in
        marketable securities held
        to maturity................                7,118                  7,118
      Finance notes and accrued
        interest receivable - net..               33,330                 33,330
      Property and equipment - net       95,228    1,854                 97,082
      Other assets.................      71,862    8,570                 80,432
                                     ----------  -------             ----------
          Total....................  $1,841,804  $88,531             $1,930,335
                                     ==========  =======             ==========


    LIABILITIES AND SHAREHOLDERS'
    EQUITY:
      Current liabilities:
        Current portion of
          long-term obligations....  $    5,083                      $    5,083
        Accounts payable...........     949,992  $ 2,214                952,206
        Other accrued liabilities..     118,295    2,075    $ 9,700<F2> 130,070
                                     ----------  -------    -------  ----------

          Total current liabilities   1,073,370    4,289      9,700   1,087,359
                                     ----------  -------    -------  ----------

      Long-term obligations -
        less current portion.......     209,250                         209,250
      Other liabilities............      10,987    1,203                 12,190
      Shareholders' equity:
        Common Shares..............     345,538   14,930                360,468
        Retained earnings..........     209,804   68,109     (9,700)<F2>268,213
        Common Shares in
          treasury, at cost........      (4,011)                         (4,011)
        Unamortized restricted
          stock awards.............      (3,134)                         (3,134)
                                     ----------  -------    -------    --------
          Total shareholders'
            equity.................     548,197   83,039     (9,700)    621,536
                                     ----------  -------    -------    --------

          Total....................  $1,841,804  $88,531             $1,930,335
                                     ==========  =======    =======  ==========

             See accompanying notes to the unaudited pro forma combined financial information.








               UNAUDITED PRO FORMA COMBINED STATEMENTS OF EARNINGS

              The following unaudited pro forma combined statements of earnings present, under the pooling-of-interests accounting method, the consolidated statements of earnings of Cardinal for the fiscal years ended June 30, 1995, June 30, 1994 and March 31, 1993 combined with the statements of earnings of MSI for the twelve months ended June 30, 1995, June 30, 1994 and March 31, 1993. The estimated Merger expenses (aggregating $9.7 mil-lion, net of tax) as discussed in Note 2 have not been consid-ered in the following unaudited pro forma combined statements of earnings.
















































                                              Year Ended
                                             June 30, 1995               Pro
                                     ----------------------------       Forma
                                     Cardinal             MSI        Results<F1>
                                     --------        ------------    ----------
                                       (In thousands, except per share data)

    Net revenues...................  $7,806,092         $ 53,827     $7,859,919

    Cost of products sold..........   7,341,636            9,073      7,350,709
                                     ----------         --------     ----------
    Gross margin...................     464,456           44,754        509,210

    Selling, general and
      administrative expenses......    (300,817)         (20,696)      (321,513)
                                     ----------         --------     ----------
    Operating earnings.............     163,639           24,058        187,697

    Other income (expense):
      Interest expense.............     (19,341)                        (19,341)
      Other, net - primarily
        interest income............       2,207            1,007          3,214
                                     ----------        ---------      ---------

    Earnings before
      income taxes.................     146,505           25,065        171,570

    Provision for
      income taxes.................     (61,532)          (9,038)       (70,570)
                                     ----------        ---------     ----------
    Earnings available for
      Common Shares,
      excluding estimated
      MSI merger expenses..........  $   84,973        $  16,027     $  101,000
                                     ==========        =========     ==========
    Earnings per Common Share,
      excluding estimated
      MSI merger expenses<F3>:
        Primary..............        $     2.01                      $     2.07
        Fully diluted........              2.01                            2.07

    Weighted average number
      of Common Shares
      outstanding<F3>:
        Primary..............            42,175                          48,698
        Fully diluted........            42,221                          48,748

        See accompanying notes to the unaudited pro forma combined financial information.










                                              Year Ended
                                             June 30, 1994               Pro
                                     ----------------------------       Forma
                                     Cardinal             MSI        Results<F1>
                                     --------        ------------    ----------
                                       (In thousands, except per share data)

      Net revenues................  $5,790,411          $ 48,163     $5,838,574

      Cost of products sold.......   5,435,239             7,781      5,443,020
                                    ----------          --------     ----------
      Gross margin................     355,172            40,382        395,554

      Selling, general and
        administrative expenses...    (233,305)          (19,133)      (252,438)

      Unusual item:
        Merger costs..............     (35,880)                         (35,880)
                                    ----------          --------     ----------
      Operating earnings<F4>......      85,987            21,249        107,236

      Other income (expense):
        Interest expense..........     (18,140)                         (18,140)
        Other, net - primarily
          interest income....            2,913               650          3,563
                                    ----------          --------     ----------
      Earnings before
        income taxes..............      70,760            21,899         92,659

      Provision for
        income taxes..............     (35,624)           (7,840)       (43,464)
                                    ----------          --------     ----------
      Earnings before preferred
        dividends declared<F4>....      35,136            14,059         49,195

      Preferred dividends
        declared..................      (1,205)                          (1,205)
                                    ----------          --------     ----------
      Earnings available for
        Common Shares,
        excluding estimated
        MSI merger expenses.......  $   33,931          $ 14,059     $   47,990
                                    ==========          ========     ==========
      Earnings per Common Share,
        excluding estimated
        MSI merger
        expenses<F3><F4>:
          Primary.................  $     0.86                         $   1.04
          Fully diluted...........        0.86                             1.04

      Weighted average number
        of Common Shares
        outstanding<F3>:
          Primary.................      39,392                           46,004
          Fully diluted...........      39,477                           46,091

        See accompanying notes to the unaudited pro forma combined financial information.








                                              Year Ended
                                            March 31, 1993               Pro
                                      ---------------------------       Forma
                                     Cardinal             MSI        Results<F1>
                                     --------        ------------    ----------
                                       (In thousans, except per share data)

      Net revenues.................  $4,633,375         $ 42,902     $4,676,277

      Cost of products sold........   4,336,082            7,207      4,343,289
                                     ----------         --------     ----------
      Gross margin.................     297,293           35,695        332,988

      Selling, general and
        administrative expenses....    (203,740)         (17,756)      (221,496)

      Unusual items:
        Termination fee............      13,466                          13,466
        Restructuring and other
          charges..................     (18,904)                        (18,904)
                                     ----------         --------     ----------
      Operating earnings<F4>.......      88,115           17,939        106,054

      Other income (expense):
        Interest expense...........     (26,623)                        (26,623)
        Other, net - primarily
          interest income..........       4,765            1,061          5,826

      Earnings before income taxes
        and cumulative effect of
        change in accounting
        principle..................      66,257           19,000         85,257

      Provision for income
        taxes......................     (25,710)          (6,442)       (32,152)
                                     ----------         --------     ----------
      Earnings before cumulative
        effect of change in
        accounting principle<F4>...      40,547           12,558         53,105

      Preferred dividends
        declared/accretion.........      (2,876)                         (2,876)
                                     ----------         --------     ----------
      Earnings available for Common
        Shares, before cumulative
        effect of change in
        accounting principle,
        excluding estimated MSI
        merger expenses............  $   37,671          $12,558      $  50,229
                                     ==========          =======      =========
      Earnings per Common Share
        before cumulative effect
        of change in accounting
        principle, excluding
        estimated MSI merger
        expenses<F3><F4>:
          Primary..................  $     1.10                       $    1.22
          Fully diluted............        1.06                            1.18

    Weighted average number of Common
      Shares outstanding<F3>:
        Primary................          34,311                          41,046
        Fully diluted..........          38,616                          45,355

       See accompanying notes to the unaudited pro forma combined financial information.








                NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
                                   (UNAUDITED)
         [FN]
         <F1>
                   (1)  CARDINAL AND MSI HISTORICAL FISCAL YEARS

                   Cardinal's fiscal year had historically ended on March 31. On March 1, 1994, in connection with the merger with Whitmire Distribution Corporation ("Whitmire"), Cardinal changed its fiscal year end from March 31 to June 30. Accordingly, the pro forma combined financial information presented herein excludes the operating results of Cardinal for the three month period ended June 30, 1993.

                   MSI's fiscal year had historically ended on September
         30. For purposes of combining MSI's historical financial information with Cardinal's historical financial information in the pro forma financial information, the financial information of MSI has been compiled for the twelve month periods ending June 30, 1995, June 30, 1994 and March 31, 1993. Due to this difference from MSI's historical fiscal year, MSI's operating results for the three months ended June 30, 1993 have also not been included in the pro forma combined financial information.

                   The operating results for Cardinal and MSI for the three month periods ended June 30, 1993 are summarized as fol-lows:

                                                Three Months
                                                    Ended
                                                June 30, 1993
                                       -------------------------------
                                         Cardinal             MSI
                                       -------------    --------------
                                               (In thousands)

         Net revenues................    $ 550,034          $  11,329
         Net earnings................        7,771              3,342

                   No material transactions have occurred between Cardi-nal and MSI for the three years ended June 30, 1995 and, ac-cordingly, no pro forma adjustments have been made to the pro forma combined statements of earnings.

         <F2>
                   (2)  MERGER EXPENSES

                   Adjustment to reflect the estimated Merger expenses (aggregating $9.7 million, net of tax) of: (i) approximately $5.2 million for anticipated investment advisor, legal, ac-counting, and other related transaction fees and costs associ-ated with the Merger; and (ii) $4.5 million for integrating and









         implementing efficiencies with regard to information systems, customer systems, marketing programs and administrative func-tions.

                   These Merger expense amounts are based upon a pre-liminary estimate of the expenses expected to be incurred by Cardinal and MSI, and actual Merger expenses may differ from such estimate. These expenses are considered to be nonrecur-ring and will be reflected in the actual earnings of the com-bined company during the three month period ending December 31, 1995.

         <F3>
                   (3)  EARNINGS PER SHARE

                   The pro forma earnings per share reflect: (i) the weighted average number of Cardinal Common Shares that would have been outstanding had the Merger occurred at the beginning of the periods presented based upon an exchange ratio of .8289 Cardinal Common Shares to be issued for each share of MSI Common Stock outstanding, based upon an Average Share Price for Cardinal Common Shares of $54.29, and (ii) the dilutive impact of Cardinal and MSI stock options and warrants using the treasury stock method. All MSI options are to be converted into options for Cardinal Common Shares at an exchange ratio of .8289 Cardinal Common Shares for each share of MSI Common Stock before application of the treasury stock method. The pro forma fully diluted earnings per Common Share for the year ended March 31, 1993 reflects the assumed conversion of all of Car-dinal's 7.25% Convertible Subordinated Debentures due 2015 (the "7.25% Notes") for all periods presented herein. The 7.25% Notes were issued in July 1990 and were called for redemption, effective July 2, 1993.
         <F4>
                   (4)  EFFECT OF UNUSUAL ITEMS

                   Amounts reflect the effect of unusual items recorded by Cardinal in the fiscal years ended June 30, 1994 and March 31, 1993. In fiscal 1994, Cardinal recorded a charge to re-flect estimated Whitmire merger costs of approximately $35.9 million ($28.2 million net of tax). During fiscal 1993, Cardi-nal received a termination fee of approximately $13.5 million, resulting from the termination by Durr-Fillauer Medical, Inc. of its agreement to merge with Cardinal. During fiscal 1993, Cardinal also recorded a restructuring charge totaling approxi-mately $13.7 million primarily related to the closing of cer-tain non-core operations and the integration, standardization and improvement of selected distribution operations, informa-tion systems and support functions. Also the modification of the terms of certain Whitmire stock options in fiscal 1993 re-sulted in a one-time stock option compensation charge of ap-proximately $5.2 million.








              The following supplemental information summarizes the Car-dinal and MSI unaudited pro forma combined results excluding the impact of the unusual items:

                                        Cardinal           Pro Forma Combined
                                  --------------------   ----------------------
                                    Fiscal Year Ended      Fiscal Year Ended
                                  --------------------   ----------------------

                                  March 31,  June 30,    March 31,     June 30,
                                    1993       1994        1993          1994
                                  ---------  --------    ---------     --------
    Operating earnings, excluding
      estimated MSI merger
      expenses and unusual items.. $93,553   $121,867    $111,492      $143,116

    Earnings available for Common
      Shares before cumulative
      effect of change in account-
      ing principle, excluding
      estimated MSI merger
      expenses and unusual items.. $42,865    $63,044     $55,423       $77,103

    Earnings per Common Share
      before cumulative effect
      of change in accounting
      principle, excluding
      estimated MSI merger
      expenses and unusual items:
         Primary.................. $  1.25    $  1.60     $  1.35       $  1.68
         Fully diluted............    1.19       1.60        1.29          1.67


























              Operating earnings and earnings available for Common Shares as presented in the "Unaudited Pro Forma Combined State-ments of Earnings" are reconciled to the pro forma combined results presented above as follows:

                                                         Supplemental Pro Forma
                                         Cardinal         Combined Information
                                     Fiscal Year Ended      Fiscal Year Ended
                                       March 31, 1993         March 31, 1993
                                  ---------------------- ----------------------
                                  Operating        Net     Operating      Net
                                  Earnings      Earnings   Earnings    Earnings
                                  ---------     --------   ---------   --------
    Earnings as reported, before
      cumulative effect of change
      in accounting principle,
      excluding estimated MSI
      merger expenses............   $88,115     $37,671   $106,054      $50,229
    Supplemental Adjustments:
      Preferred stock redemptions                 2,876                   2,876
      Interest adjustment on
        preferred stock..........                  (575)                   (575)
      Termination fee............   (13,466)     (7,163)   (13,466)      (7,163)
      Restructuring charge.......    13,657       7,265     13,657        7,265
      Stock option charge........     5,247       2,791      5,247        2,791
                                    -------     -------   --------      -------
    Earnings as supplementally
      adjusted...................   $93,553     $42,865   $111,492      $55,423
                                    =======     =======   ========      =======

                                                         Supplemental Pro Forma
                                         Cardinal         Combined Information
                                     Fiscal Year Ended      Fiscal Year Ended
                                       June 30, 1994           June 30, 1994
                                  ---------------------- ----------------------
                                  Operating        Net     Operating      Net
                                  Earnings      Earnings   Earnings    Earnings
                                  ---------     --------   ---------   --------
    Earnings as reported, before
      cumulative effect of change
      in accounting principle,
      excluding estimated MSI
      merger expenses............  $ 85,987     $33,931   $107,236      $47,990
    Supplemental Adjustments:
      Merger costs...............    35,880      28,180     35,880       28,180
      Preferred stock redemptions                 1,205                   1,205
      Interest adjustment on
        preferred stock..........                  (272)                   (272)
                                   --------     -------   --------      -------
    Earnings as supplementally
      adjusted                     $121,867     $63,044   $143,116      $77,103
                                   ========     =======   ========      =======








                                   SIGNATURE


                   Pursuant to the requirements of the Securities
         Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CARDINAL HEALTH, INC.


         Dated:  November 16, 1995     By /s/ George H. Bennett, Jr.
                                         -----------------------------
                                          George H. Bennett, Jr.
                                          Executive Vice President,
                                            General Counsel and
                                            Secretary







                                 EXHIBIT INDEX


         None.